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EXHIBIT 21

        The Company's principal affiliates are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary.

SUBSIDIARIES OF REGISTRANT
(As of February 27, 2014)

Allegheny Steel Distributors, Inc., a Pennsylvania corporation
Aluminum and Stainless, Inc., a Louisiana corporation
American Metals Corporation, a California corporation also doing business as American Steel
AMI Metals, Inc., a Tennessee corporation
AMI Metals UK Limited, a private limited company formed under the laws of the United Kingdom
Bralco Metals (Australia) Pty Ltd., a corporation formed under the laws of Australia
AMI Metals Europe SPRL, a corporation formed under the laws of Belgium
CCC Steel, Inc., a Delaware corporation
Chapel Steel Corp., a Pennsylvania corporation
Chatham Steel Corporation, a Georgia corporation
Clayton Metals, Inc., an Illinois corporation
Continental Alloys & Services Inc., a Delaware corporation
Continental Alloys & Services (Malaysia) Sdn. Bhd., a corporation formed under the laws of Malaysia
Continental Alloys & Services Inc., a corporation formed under the federal laws of Canada
Continental Alloys & Services Pte. Ltd., a corporation formed under the laws of Singapore
Continental Alloys & Services, S. de R.L. de C.V., a corporation formed under the laws of Mexico
Continental Alloys Middle East FZE, a corporation formed under the laws of the United Arab Emirates
Crest Steel Corporation, a California corporation
Delta Steel, Inc., a Texas corporation
Diamond Manufacturing Company, a Pennsylvania corporation
Durrett Sheppard Steel Co., Inc., a California corporation
Earle M. Jorgensen Company, a Delaware corporation
Earle M. Jorgensen (Asia) Sdn. Bhd., a corporation formed under the laws of Malaysia
Everest Metals (Suzhou) Co., Ltd., a corporation formed under the laws of the People's Republic of China
Feralloy Corporation, a Delaware corporation
GH Metals Solutions, Inc., an Alabama corporation
Haskins Steel Co., Inc., a Washington corporation
Infra-Metals Co., a Georgia corporation
Liebovich Bros., Inc., an Illinois corporation
McKey Perforated Products Co., Inc., a Tennessee corporation
McKey Perforating Co., Inc., a Wisconsin corporation
Metals Supply Company, Ltd., a Texas corporation
Metals USA, Inc., a Delaware corporation

Metalweb Limited, a corporation formed under the laws of the United Kingdom
National Specialty Alloys, Inc., a Delaware corporation
Pacific Metal Company, an Oregon corporation
PDM Steel Service Centers, Inc., a California corporation
Phoenix Corporation, a Georgia corporation doing business as Phoenix Metals Company
Precision Flamecutting and Steel, Inc., a Texas corporation
Precision Strip Inc., an Ohio corporation
Reliance Metalcenter Asia Pacific Pte. Ltd., a corporation formed under the laws of Singapore
Reliance Metals Canada Limited, a corporation formed under the federal laws of Canada
Reliance Metals (Shanghai) Co., Ltd., a limited liability company formed under the laws of the People's Republic of China
Service Steel Aerospace Corp., a Delaware corporation
Siskin Steel & Supply Company, Inc., a Tennessee corporation
Smith Pipe & Steel Company, an Arizona corporation
Sugar Steel Corporation, an Illinois corporation
Sunbelt Steel Texas, Inc., a Texas corporation
Toma Metals, Inc., a Pennsylvania corporation
Valex Corp., a California corporation
Valex China Co., Ltd., a corporation formed under the laws of the People's Republic of China
Valex Korea Co., Ltd., a corporation formed under the laws of the Republic of South Korea
Viking Materials, Inc., a Minnesota corporation
Yarde Metals, Inc., a Connecticut corporation

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  EXHIBIT 21
SUBSIDIARIES OF REGISTRANT (As of February 27, 2014)